INDEPENDENT AGENCY AGREEMENT
                               FOR THE INVESTMENT TRUST
                      OF THE NATIONSBANK RETIREMENT SAVINGS PLAN

                            (as effective January 1, 1993)







                                  TABLE OF CONTENTS

                                                                       PAGE


          1.   Purchases of NationsBank Common Stock  . . . . . . . . .   2

          2.   Sales of NationsBank Common Stock  . . . . . . . . . . .   2

          3.   Compensation and Reimbursement of Agent  . . . . . . . .   3

          4.   Indemnity  . . . . . . . . . . . . . . . . . . . . . . .   3

          5.   Recordkeeping  . . . . . . . . . . . . . . . . . . . . .   4

          6.   Miscellaneous  . . . . . . . . . . . . . . . . . . . . .   4





































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                             INDEPENDENT AGENCY AGREEMENT
                               FOR THE INVESTMENT TRUST
                      OF THE NATIONSBANK RETIREMENT SAVINGS PLAN

                            (as effective January 1, 1993)


               THIS INDEPENDENT AGENCY AGREEMENT (the "Agreement"), made and entered into as of the 31st day of December, 1992, by and between NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association with its principal office and place of business in Charlotte, North Carolina (hereinafter referred to as "NationsBank - North Carolina" or the "Investment Trustee"), and INTERSTATE/JOHNSON LANE CORPORATION, a North Carolina corporation (hereinafter referred to as "Interstate/Johnson Lane" or the "Agent");

                                 Statement of Purpose

               Effective January 1, 1993 the C&S/Sovran Retirement Savings, ESOP and Profit Sharing Plan (the "C&S/Sovran Plan") will merge with and into the NationsBank Corporation and Designated Subsidiaries Stock/Thrift Plan (the "Stock/Thrift Plan") to form The NationsBank Retirement Savings Plan (the "Plan"). The Plan will consist of two components: a profit-sharing savings plan under which participating employees make pre-tax savings contributions pursuant to Section 401(k) of the Internal Revenue Code, and an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Internal Revenue Code (an "ESOP") under which NationsBank and other participating employers make matching contributions. The assets of the ESOP portion of the Plan will be held in the ESOP Trust pursuant to an ESOP Trust Agreement between NationsBank Corporation and State Street Bank and Trust Company as ESOP Trustee, and the assets of the non-ESOP portion of the Plan will be held in the Investment Trust pursuant to an Investment Trust Agreement between NationsBank Corporation and NationsBank - North Carolina as Investment Trustee.

               Prior to January 1, 1993, Interstate/Johnson Lane has purchased and sold the common stock of NationsBank Corporation ("NationsBank Common Stock") for the "Investment Trust" of the C&S/Sovran Plan pursuant to an Independent Agency Agreement with the Trustees of the Investment Trust, and has also purchased and sold NationsBank Common Stock for the Stock/Thrift Plan pursuant to a Special Trust Agreement with NationsBank Corporation. Effective January 1, 1993, Interstate/Johnson Lane, as independent agent, will purchase and sell NationsBank Common Stock for the Investment Trust of The NationsBank Retirement Savings Plan, in accordance with the terms and provisions set forth below.



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               NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

               1. Purchases of NationsBank Common Stock. Purchases of NationsBank Common Stock shall be made for the Plan by the Agent in accordance with the following subparagraphs:

                    (a) From time to time, the Investment Trustee shall send to the Agent directions as to purchases of NationsBank Common Stock to be made for the Plan, and shall accompany such directions with funds to be used in payment for such stock. Any such funds shall be used for the purchase of NationsBank Common Stock only, and, pending such purchase, may be invested in short-term debt obligations selected by the Agent with a view to minimize fluctuations in principal value.

                    (b) The Agent, upon its receipt of such directions from the Investment Trustee, shall acquire whole shares of NationsBank Common Stock for and in the name of the Plan, or in such other name or names as shall be designated by the Investment Trustee, at such times, in such amounts, at such prices and by such methods as the Agent shall in its sole discretion deem to be in the best interests of the Plan and the participants in the Plan. The Investment Trustee shall have no power or authority, directly or indirectly, to direct the time or price at which NationsBank Common Stock may be purchased by the Agent, the amount of NationsBank Common Stock to be purchased, or the selection of the broker or dealer through or from which purchases are to be made.

                    (c) Immediately upon the acquisition by the Agent of NationsBank Common Stock pursuant to this Agreement, the Agent shall provide information to the Investment Trustee as to the character of the transaction or transactions, including the number of shares of NationsBank Common Stock acquired, the purchase price or prices at which the shares were purchased, the source from or through which the shares were acquired and the amount of funds, if any, which remain after such acquisition. A certificate or certificates for shares of NationsBank Common Stock acquired hereunder by the Agent shall be delivered to the Investment Trustee as soon as practicable after the Agent's acquisition of such shares, or, as agreed upon from time to time with the Investment Trustee, the Agent may transfer the shares through bookkeeping entry to the Investment Trustee's account at any securities depository in which the Investment Trustee is a participant, transfer the shares to the Investment Trustee or its nominee, transfer or deliver the shares to any bank custodian or nominee designated by the Investment Trustee or retain the shares in custody for the Plan as instructed by the Investment Trustee.



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               2.   Sales of NationsBank Common Stock.  Sales of
          NationsBank Common Stock under this Agreement shall be made in accordance with the following subparagraphs:

                    (a) From time to time, the Investment Trustee shall send to the Agent directions as to sales of NationsBank Common Stock to be made for the Plan, and shall accompany such directions with the certificate or certificates for the shares of NationsBank Common Stock to be sold for the Plan, or, as agreed upon from time to time with the Agent, may otherwise make available the shares through bookkeeping entry to the Agent's account at any securities depository in which the Agent is a participant or instruct the Agent to use shares held by it in custody for the Plan. The Agent shall make such sale or sales at such times, in such amounts, at such prices and by such methods as the Agent in its sole discretion deems to be in the best interests of the Plan and the participants in the Plan. The Investment Trustee shall have no power or authority, directly or indirectly, to direct the selection of the broker or dealer through which the sales are to be made.

                    (b) The Agent shall cause the proceeds of any such sales to be delivered to the Investment Trustee as soon as practicable after the receipt of such proceeds by the Agent. Immediately upon the consummation of any sale or sales pursuant to instructions provided by the Investment Trustee, the Agent shall provide information to the Investment Trustee as to the character of the transaction or transactions, including the number of shares sold, the price or prices at which sales were made and the source from or through which the sales were made.

               3. Compensation and Reimbursement of Agent. Reasonable compensation for the Agent's discharge of its obligations under this Agreement shall be paid by the Plan in accordance with the schedule of fees attached hereto as Exhibit A and made a part hereof. In addition, the Agent shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection with the performance of its obligations hereunder.

               4. Indemnity. The Investment Trustee covenants and agrees to indemnify and hold the Agent harmless from and against any and all losses, claims, damages, liabilities and expenses incurred by the Agent resulting from or by reason of the Agent's performance of its obligations hereunder in accordance with the provisions hereof, including, without limitation, all reasonable costs of investigation, counsel fees and disbursements which may be imposed upon the Agent or incurred by it in connection with the acceptance of its appointment under this Agreement, the performance of its duties hereunder, and any litigation arising in connection therewith; provided, however, if the Agent shall be found to be willfully or grossly negligent with regard to any particular matter, then, in that event, the Agent shall bear any

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          losses, claims, damages, liabilities and expenses in respect of such matter. The provisions of this paragraph 4 shall survive any termination of this Agreement.

               5. Recordkeeping. The Agent shall keep accurate and detailed accounts of all receipts, disbursements and other transactions under this Agreement. All accounts, books and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by the Investment Trustee.

               6.   Miscellaneous.

                    (a) Termination. The Investment Trustee and the Agent shall each have the right to terminate this Agreement immediately upon written notice thereof to the other party, provided, however, that any termination shall become effective only by actual receipt of written notice of termination by the non-terminating party. On such termination, the Agent shall immediately deliver to the Investment Trustee any uninvested funds which the Agent holds hereunder for the Plan, and the Agent shall remain obligated to deliver to the Investment Trustee (i) any certificates for purchases of NationsBank Common Stock which have been effected prior to the date of such termination and (ii) the proceeds of any sales which have been effected prior to the date of such termination. The Agent shall deliver to the Investment Trustee immediately upon such termination copies of any and all accounts of receipts, disbursements and other transactions under this Agreement which the Agent has maintained pursuant to paragraph 5 hereof or otherwise in connection herewith. Termination of this Agreement by either party shall not deprive the Agent of any compensation earned through the date of termination or reimbursement for out-of-pocket expenses incurred through the date of termination.

                    (b) Notices. Notices to the parties hereto (including a notice changing a party's address for notices) shall be made by hand delivery or by certified or registered United States Mail, addressed as follows:

               If to the Investment     NationsBank of North Carolina, N.A.
               Trustee:                 Corporate Trust Division
                                        Charlotte, North Carolina 28255
                                        Attention: G. Scott Harville

               If to the Agent:         Interstate/Johnson Lane Corporation
                                        The Rotunda
                                        4201 Congress Street
                                        Suite 450
                                        Charlotte, North Carolina 28209
                                        Attention: Grady Thomas


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          Any notice given hereunder shall be effective when delivered by hand or when mailed, postage pre-paid.

                    (c) Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                    (d) Applicable Law. This Agreement shall be governed, construed and enforced under and in accordance with the laws of the State of North Carolina.

               IN WITNESS WHEREOF, the Investment Trustee and the Agent have caused this Agreement to be executed and their respective seals to be hereunto affixed, all as of the day and year first above written.

                                        NATIONSBANK OF NORTH CAROLINA, N.A.


          Attest:
                                        By:  /s/ G. Scott Harville
           /s/ Laurie B. Kelly          Title:  Vice President
          Title: Asst. Secretary

                    [SEAL]
                                             "Investment Trustee"



                                        INTERSTATE/JOHNSON LANE CORPORATION


          Attest:
                                        By:  /s/
            /s/                         Title:  Senior Vice President
          Title:  Secretary

                    [SEAL]
                                             "Agent"













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                                      EXHIBIT A


                               Schedule of Agent's Fees

               Interstate will be paid a commission equal to $.10 per share purchased by Interstate under this Agreement. Interstate will bill the Investment Trust or NationsBank Corporation ("NationsBank"), as NationsBank may direct, on a monthly basis and such bill will be due and payable immediately upon receipt. Payment shall be by transfer into Interstate's account with NationsBank, or otherwise as Interstate may direct.

               Interstate will be paid a commission equal to $.10 per share sold by Interstate pursuant to this Agreement. Interstate shall deduct such amounts from the proceeds payable to the Investment Trustee from the sale of such NationsBank Common Stock.